                                                          Exhibit No. EX-99.p.10

                 ADVISORY EMPLOYEE INVESTMENT TRANSACTION POLICY

                                       For

                     BLACKROCK INVESTMENT ADVISER COMPANIES

                                                    Revised:  September 30, 2006

                 ADVISORY EMPLOYEE INVESTMENT TRANSACTION POLICY

                                TABLE OF CONTENTS

I.       PREAMBLE                                                             4

         A. General Principles                                                4

         B.  The General Scope of the Policy's Application to
             Personal Investment Transactions                                 6

         C.  The Organization of this Policy                                  7

         D.  Questions                                                        8

II.      LIST OF APPROVED BROKERS                                             8

III.     PERSONAL INVESTMENT TRANSACTIONS                                     8

         A.  In General                                                       8

         B.  Reporting Obligations                                            9

         C.  Prohibited or Restricted Investment Transactions                 13

         D.  Investment Transactions Requiring Pre-Clearance                  14

         E.  Ban on Short-Term Trading Profits                                17

         F.  Blackout Periods                                                 18

IV.      INSIDE INFORMATION AND SERVICE AS A DIRECTOR                         19

         A.  Inside Information                                               19

         B.  Service as a Director                                            20

V.       EXEMPTIONS                                                           20

VI.      COMPLIANCE                                                           21

         A.  Certifications                                                   21

         B.  Supervisory Procedures                                           22

VII.     EFFECTIVE DATE                                                       26

Appendices

I. Definitions of Capitalized Terms

II. Acknowledgment of Receipt of the Policy

III-A.  Request for Duplicate  Broker Reports (For persons not  associated  with
BlackRock Investments, Inc.)

III-B.  Request for  Duplicate  Broker  Reports  (For  persons  associated  with
BlackRock Investments, Inc.)

IV. Fully Discretionary Account Form

V. Third-Party Mutual Funds Advised or Sub-Advised by BlackRock

               ADVISORY EMPLOYEE INVESTMENT TRANSACTION POLICY FOR
                     BLACKROCK INVESTMENT ADVISER COMPANIES

I.   PREAMBLE

A. General Principles

This amended and revised Advisory Employee  Investment  Transaction  Policy (the
"Policy") is based on the principle that you, as an Advisory  Employee under the control of BlackRock,  Inc.  ("BlackRock"),  owes a fiduciary  duty of undivided
loyalty  to  the  registered  investment  companies,   institutional  investment
clients,  personal trusts and estates,  guardianships,  employee benefit trusts, and other Advisory Clients which that Advisor serves.(1)  Accordingly,  you must avoid transactions, activities, and relationships that might interfere or appear to  interfere  with making  decisions in the best  interests  of those  Advisory
Clients.

 At all times, you must observe the following general principles:

_______________________
(1) This Policy uses a number of  CAPITALIZED  TERMS,  e.g.,  Advisor,  Advisory
Client, Advisory Employee, Beneficial Ownership,  Non-Reportable Security, Fixed
Income Securities,  Fully  Discretionary  Account,  Futures Contract,  Immediate
Family, Investment Transaction,  Personal Account, Portfolio Employee, Portfolio
Manager,  Related  Account,  and Security.  The first time a capitalized term is used, a definition is stated in the text or in a footnote.  The full definitions of these  capitalized  terms are set forth in  Appendix  I. TO  UNDERSTAND  YOUR
RESPONSIBILITIES  UNDER  THE  POLICY,  IT  IS  IMPORTANT  THAT  YOU  REVIEW  AND
UNDERSTAND  ALL OF THE  DEFINITIONS  OF  CAPITALIZED  TERMS  IN  APPENDIX  I. As
indicated in Appendix I:

The term "ADVISOR" means any entity under the control of BlackRock,  whether now in  existence  or formed after the date  hereof,  that is  registered  as (i) an investment  advisor under the  Investment  Advisers Act of 1940, as amended,  or
(ii) a  broker-dealer  under the  Securities  Exchange Act of 1934,  as amended, other than any such investment advisor or broker-dealer that has adopted its own employee investment transaction policy.

The  term  "ADVISORY  CLIENT"  means  an  investment  company,  whether  or  not registered with any regulatory authority, an institutional  investment client, a personal trust or estate, a guardianship,  an employee benefit trust, or another client  with which the  Advisor by which you are  employed or with which you are associated has an investment  management,  advisory or sub-advisory  contract or relationship.

The term  "ADVISORY  EMPLOYEE"  means an  officer,  director,  or employee of an
Advisor, or any other person identified as a "control person" on the Form ADV or the  Form BD  filed  by the  Advisor  with  the  U.S.  Securities  and  Exchange
Commission,  (1) who, in connection with his or her regular functions or duties, generates,  participates  in, or obtains  information  regarding  that Advisor's purchase or sale of a Security by or on behalf of an Advisory Client;  (2) whose regular  functions or duties  relate to the making of any  recommendations  with respect to such  purchases or sales;  (3) who obtains  information  or exercises influence  concerning  investment  recommendations made to an Advisory Client of that Advisor;  (4) who has line  oversight or management  responsibilities  over employees  described  in (1),  (2) or (3),  above;  or (5)  who  has  access  to non-public  information  regarding  any  Advisory  Clients'  purchase or sale of securities or  non-public  information  regarding the portfolio  holdings of any fund for which an  Advisor  serves as an  investment  adviser  or any fund whose investment adviser or principal  underwriter  controls,  is controlled by, or is under common control with BlackRock.
_________________________

1. YOU MUST PLACE THE INTERESTS OF ADVISORY  CLIENTS  FIRST.  As a fiduciary you must  scrupulously  avoid  serving  your  own  personal  interests  ahead of the interests  of  Advisory  Clients.  You must  adhere  to this  general  fiduciary principle as well as comply with the  Policy's  specific  provisions.  Technical compliance  with the Policy will not  automatically  insulate  from scrutiny any
Investment  Transaction(2)  that indicates an abuse of your fiduciary  duties or that creates an appearance of such abuse.

Your  fiduciary   obligation  applies  not  only  to  your  personal  Investment
Transactions  but also to  actions  taken on  behalf  of  Advisory  Clients.  In particular,  you may not cause an Advisory Client to take action, or not to take action,  for your personal  benefit  rather than for the benefit of the Advisory
Client.  For  example,  you would  violate this Policy if you caused an Advisory
Client to purchase a Security you owned for the purpose of increasing  the value of that  Security.  If you are a Portfolio  Employee,(3)  you would also violate this  Policy if you made a personal  investment  in a Security  that might be an appropriate  investment  for an Advisory  Client without first  considering  the
Security as an investment for the Advisory Client.

________________________
(2) For purposes of this Policy,  the term  "INVESTMENT  TRANSACTION"  means any transaction in a Security or Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial  Ownership interest.  The exercise of an option to acquire a Security or Futures Contract is an Investment Transaction
in that Security or Futures Contract.

As a GENERAL MATTER,  the term "SECURITY"  means any stock,  note,  bond,  share issued  by  an  investment  company  (including  both  open-end  and  closed-end investment  companies)  advised or  sub-advised  by BlackRock or an affiliate of
BlackRock  ("BlackRock  Funds"),  debenture  or other  evidence of  indebtedness
(including any loan participation or assignment),  limited partnership  interest or investment contract OTHER THAN A NON-REPORTABLE  SECURITY (as defined below).
The term "Security" includes an option on a Security, an index of Securities,  a currency  or a basket of  currencies,  including  such an  option  traded on the
Chicago  Board of  Options  Exchange  or on the New York,  American,  Pacific or
Philadelphia   Stock  Exchanges  as  well  as  such  an  option  traded  in  the over-the-counter  market.  The term  "Security"  does  not  include  a  physical commodity  or a Futures  Contract,  but it may  include an interest in a limited liability company (LLC) or in a private investment fund.

The term "FUTURES  CONTRACT"  includes (a) a futures contract and an option on a futures contract traded on a U.S. or foreign board of trade, such as the Chicago
Board of  Trade,  the  Chicago  Mercantile  Exchange,  the New  York  Mercantile
Exchange,   or  the  London   International   Financial   Futures   Exchange  (a
"Publicly-Traded  Futures  Contract"),  as well  as (b) a  forward  contract,  a
"swap",  a "cap", a "collar",  a "floor" and an  over-the-counter  option (other than an option on a foreign  currency,  an option on a basket of currencies,  an option on a Security or an option on an index of  Securities,  which fall within the definition of "Security") (a "Privately-Traded Futures Contract").

As a  GENERAL  MATTER,  you  are  considered  to have a  "BENEFICIAL  OWNERSHIP"
interest in a Security or Futures Contract if you have the opportunity, directly or  indirectly,  to profit or share in any profit  derived from a transaction in that  Security  or  Futures  Contract.  YOU ARE  PRESUMED  TO HAVE A  BENEFICIAL
OWNERSHIP  INTEREST IN ANY SECURITY OR FUTURES  CONTRACT HELD,  INDIVIDUALLY  OR
JOINTLY,  BY YOU AND/OR BY A MEMBER OF YOUR IMMEDIATE FAMILY (AS DEFINED BELOW).
In addition,  unless  specifically  excepted by the Chief Compliance Officer, or his designee,  based on a showing that your interest or control is  sufficiently attenuated  to avoid the  possibility  of a conflict,  you will be considered to have a Beneficial  Ownership  interest in a Security or a Futures  Contract held by: (1) a JOINT ACCOUNT to which you are a party, (2) a PARTNERSHIP in which you are a  general  partner,  (3) a  LIMITED  LIABILITY  COMPANY  in which you are a manager-member,  (4) a TRUST in which you or a member of your  Immediate  Family has a pecuniary interest or (5) an INVESTMENT CLUB in which you are a member.
__________________________

2.  YOU  MUST  CONDUCT  ALL OF YOUR  PERSONAL  INVESTMENT  TRANSACTIONS  IN FULL
COMPLIANCE WITH THIS POLICY, THE BLACKROCK,  INC. INSIDER TRADING POLICY AND THE
OTHER  POLICIES OF BLACKROCK  (including  the  policies  that  prohibit  insider trading  or  that  restrict  trading  in  BlackRock  or  Anthracite).  BlackRock encourages you and your family to develop personal investment programs. However, those investment programs must remain within boundaries  reasonably necessary to insure  that  appropriate  safeguards  exist to  protect  the  interests  of our
Advisory  Clients and to avoid even the APPEARANCE of unfairness or impropriety.
Doubtful  situations  should be  resolved in favor of our  Advisory  Clients and against your personal Investment Transactions.

3. YOU MUST ACT IN COMPLIANCE WITH U.S. FEDERAL  SECURITIES LAWS. As an Advisory
Employee of  BlackRock,  it is your duty to conduct all  activities  in a manner that is consistent with Federal  Securities  Laws,  which include the Securities
Act of 1933, the  Securities  Exchange Act of 1934,  the  Sarbanes-Oxley  Act of
2002, the Investment  Company Act of 1940, the Investment  Advisers Act of 1940,
Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these  statutes,  the Bank  Secrecy  Act as it applies  to funds and  investment advisers  and any  rules  adopted  thereunder  by the  Securities  and  Exchange
Commission or the Department of the Treasury.

4. YOU MUST NOT TAKE  INAPPROPRIATE  ADVANTAGE OF YOUR POSITION.  The receipt of investment  opportunities,  gifts  or  gratuities  from  persons  seeking  to do business,  directly or indirectly,  with BlackRock, an affiliate, or an Advisory
Client could call into  question the  independence  of your  business  judgment.
Doubtful situations should be resolved against your personal interests.

5.  YOU  MUST  PROMPTLY  REPORT  ANY  VIOLATIONS  OF THIS  POLICY  TO THE  CHIEF
COMPLIANCE OFFICER OR HIS DESIGNEES.  You must report any violation of which you are aware by any person subject to this Policy. The Chief Compliance Officer and the Legal and  Compliance  Department  will keep reports of  violations  and the identity of those reporting violations strictly  confidential.  You shall not be subject to any retaliation for reporting a violation in good faith.

B.  The  General  Scope  of The  Policy's  Application  to  Personal  Investment
Transactions

Rule 17j-1 under the Investment Company Act of 1940, as amended, and Rule 204A-1 under the  Investment  Advisers Act of 1940  requires  REPORTING of all personal
Investment  Transactions  in  Securities  (other  than  certain  "Non-Reportable
Securities")  by Advisory  Employees,  whether or not they are  Securities  that might be  purchased or sold by or on behalf of an Advisory  Client.  This Policy implements that reporting requirement.

However, since a primary purpose of the Policy is to avoid conflicts of interest
arising  from  personal   Investment   Transactions   in  Securities  and  other
instruments that are held

________________________
See  Appendix  I  for  more  complete   definitions  of  the  terms  "Beneficial
Ownership," "Futures Contract," and "Security."
________________________

or might be  acquired  on behalf of  Advisory  Clients,  this Policy only places
RESTRICTIONS  on personal  Investment  Transactions  in such  investments.  This
Policy also requires reporting and restricts personal Investment Transactions in
certain  Futures  Contracts  which,  although  they  are  not  Securities,   are
instruments that Advisors buy and sell for Advisory Clients.

Although  this Policy  applies to all  officers,  directors  and other  Advisory
Employees of BlackRock,  the Policy recognizes that Portfolio Managers,  and the other  Portfolio  Employees who provide  Portfolio  Managers with advice and who execute their  decisions,  occupy more  sensitive  positions than other Advisory
Employees,  and that it is  appropriate  to subject  their  personal  Investment
Transactions to greater restrictions.

As of the effective date of this amended and revised Policy, Sections III and IV of this  Policy  only  applies  to you if you are an  Advisory  Employee  (which includes  Portfolio  Employees).  You are deemed an Advisory Employee unless you have been positively  identified by the Chief Compliance Officer or his designee as not being an Advisory  Employee.  Also, there are certain non-U.S.  employees who are subject to this  Policy due to their  involvement  with U.S.  registered investment advisers.

C. The Organization of This Policy

The  remainder  of this  Policy is divided  into four main  topics.  Section III concerns PERSONAL  INVESTMENT  TRANSACTIONS.  Section IV describes  restrictions that apply to Advisory Employees who receive INSIDE INFORMATION or seek to serve on a BOARD OF  DIRECTORS  OR SIMILAR  GOVERNING  BODY.  Section V  outlines  the procedure for seeking  case-by-case  exemptions from the Policy's  requirements.
Section VI summarizes the methods for ensuring  COMPLIANCE under this Policy. In addition, the following APPENDICES are also a part of this Policy:

I.   Definitions of Capitalized Terms

II.  Acknowledgment of Receipt of The Policy

III. III-A.  Request for Duplicate  Broker  Reports (For persons not  associated with BlackRock Investments, Inc.)

III. III-B.  Request for Duplicate  Broker Reports (For persons  associated with
     BlackRock Investments, Inc.)

IV.  Fully Discretionary Account Form

V.   Third Party Mutual Funds Advised or Sub-Advised by BlackRock, Inc.

________________________
(3) The term  "PORTFOLIO  EMPLOYEE"  means a  Portfolio  Manager or an  Advisory
Employee who provides  information or advice to a Portfolio Manager with respect to the purchase or sale of securities,  who helps execute a Portfolio  Manager's decisions,  or who directly supervises a Portfolio Manager.  The term "PORTFOLIO
MANAGER" means any employee of an Advisor who has the authority, whether sole or shared or only  from time to time,  to make  investment  decisions  or to direct trades affecting an Advisory Client.
________________________

D. Questions

Questions  regarding  this Policy  should be addressed  to the Chief  Compliance
Officer or his designees.  If you have any question regarding the interpretation of this Policy or its  application to a potential  Investment  Transaction,  you should  consult  the Chief  Compliance  Officer  (or his  designees)  before you execute that transaction.

II.  LIST OF APPROVED BROKERS

All  BlackRock  employees  hired on or after October 2, 2006 will be required to maintain  "Personal  Accounts"  and "Related  Accounts"  (either  referred to as
"Account(s)"),  as  defined  below,  at  one  of  the  following  broker-dealers
("Approved Brokers"):

     o    A.G. Edwards
     o    Ameritrade (Accu-Trade);
     o    E*Trade;
     o    Charles Schwab;
     o    Fidelity;
     o    Merrill Lynch; or
     o    TD Waterhouse

If any such  employee  maintains  an  Account at a  broker-dealer  other than an
Approved  Broker,  he/she  will  need to close or  transfer  the  Account  to an
Approved Broker. All BlackRock  employees hired prior to October 2, 2006 will be required to close or transfer accounts not currently held at one of the Approved
Brokers,  to an Approved Broker within a specified  period of time as determined by BlackRock's Compliance Committee.

Non-U.S.  employees  are  subject to the  approved  broker  requirements  of the personal trading policies in their local jurisdictions.

III. PERSONAL INVESTMENT TRANSACTIONS BY ADVISORY EMPLOYEES

A. In General

Subject to the limited  exclusions  described  below, you are required to REPORT all Investment  Transactions in Securities and Futures  Contracts made by you, a member of your Immediate Family, a trust or an investment club in which you have an interest,  or on behalf of any account in which you have an interest or which you direct.(4) In addition,  Advisory  Employees must provide PRIOR NOTIFICATION
AND RECEIVE  CLEARANCE of certain  Investment  Transactions  in  Securities  and
Futures  Contracts that an Advisor holds or may acquire on behalf of an Advisory
Client.  (A  purchase,  sale or exercise  of an option is a separate  Investment
Transaction for purposes of these  requirements.) The details of these reporting and prior notification requirements are described below.

B.  Reporting Obligations

1. Use of Approved Brokers

EXCEPT AS OTHERWISE PROVIDED, ALL PERSONAL ACCOUNTS AND RELATED ACCOUNTS MUST BE
HELD WITH AN APPROVED  BROKER.  Where  transactions  are made  directly with the issuer in a direct stock purchase plan or Dividend  Reinvestment Plan (DRIP), or with the mutual fund company (with respect to open-end  mutual funds),  you must report to BlackRock the information  regarding any account with a transfer agent or bank executing such transaction.

This  requirement  also applies to any purchase or sale of a Security or Futures
Contract  in which you have,  or by reason of the  Investment  Transaction  will acquire,  a  Beneficial  Ownership  interest.  Thus,  as a general  matter,  any
Securities or Futures Contract  transactions by members of your Immediate Family will need to be reported if made  through an Approved  Broker,  bank or transfer agent.

2. Mutual Fund Accounts

Ownership of Open-End Funds advised or sub-advised by BlackRock:

All  BlackRock  employees  are  required to make any  purchases of shares of the open-end  BlackRock Funds (except for shares held in the BlackRock  401(k) Plan)
directly through the Fund's transfer agent, PFPC, Inc. ("PFPC") or Merrill Lynch
Pierce Fenner & Smith ("MLPF&S").  Upon commencing employment, you must transfer any  existing  holdings  of  shares  of  open-end  BlackRock  Funds  held in any broker-dealer,  trust,  custodial  or other  account  into an account at PFPC or
MLPF&S.  Transactions  in shares of open-end  BlackRock Funds are not subject to the prior  notification  requirements  as described in Section II.D.1 below.  In addition,  Advisory Employees are required to report Investment Transactions in, and  accounts  holding,  third-party  mutual  funds  ADVISED OR  SUB-ADVISED  by
BlackRock. A list of such third-party mutual funds may be found on the BlackRock intranet  site  (Appendix V).  Employees  are not required to report  Investment
Transactions  in mutual  funds NOT  advised  or  subadvised  by  BlackRock,  but employees are required to report the existence of the account.

3. Initial Report

Within 10 days of  becoming  an  Advisory  Employee,  you must submit an Initial
Holdings  Certification via BlackRock's  Personal Trading Assistant ("PTA"), the
information  contained in the Certification must be current as of a date no more than 45 days prior to commencing  employment or becoming subject to this Policy, for each and every Personal  Account and Related Account that holds or is likely to hold a Security or Futures Contract in which you have a Beneficial  Ownership interest,  as well  as  copies  of  confirmations  for  any  and all  Investment
Transactions  subsequent to the  effective  dates of those  statements.(5)  This requirement  includes  accounts held directly with the issuer of the Security in the case of direct stock purchase plans and accounts held directly with open-end mutual funds.

You  should  also  enter  into PTA the name of any  broker-dealer,  bank  and/or futures commission  merchant and the identifying account number for any Personal
Account  and  Related  Account  that  holds or is likely to hold a  Security  or
Futures Contract in which you have a Beneficial Ownership interest for which you
CANNOT supply the most recent account statement.

In addition,  you must also enter into PTA the  following  information  for each
Security or Futures Contract in which you have a Beneficial Ownership interest:

     a. A description of the Security or Futures Contract, including its name or title;

     b. The quantity (e.g.,  in terms of numbers of shares,  units or contracts, and the  principal  amount of debt  securities)  of the Security or Futures
     Contract;

     c. The custodian of the Security or Futures Contract; and

     d. The  exchange-ticker  symbol or cusip,  interest  rate and maturity date and, with respect to transactions,  the nature of transaction (buy, sale or other type of acquisition or disposition), price and name of broker-dealer, bank or futures commission merchant effecting the transaction.

4. New Accounts

Upon the opening of a new Personal  Account or a Related  Account,  or any other account,  that  holds or is  likely to hold a  Security,  Futures  Contract,  or
Non-Reportable  Security in which you have a Beneficial Ownership interest,  you must  enter  into PTA the name of the  Approved  Broker  for that  account,  the identifying  account number for that Personal Account or Related Account and the date that the account was established.

____________________
(4) The term "IMMEDIATE FAMILY" means any of the following persons who RESIDE IN
YOUR HOUSEHOLD OR WHO DEPEND ON YOU FOR BASIC LIVING SUPPORT:  your spouse,  any
child,  stepchild,   grandchild,  parent,  stepparent,   grandparent,   sibling,
mother-in-law,  father-in-law,  son-in-law, daughter-in-law,  brother-in-law, or sister-in-law, including any adoptive relationships.

(5) The term "PERSONAL  ACCOUNT"  means the following  accounts that hold or are likely to hold a Security  or Futures  Contract  in which you have a  Beneficial
Ownership interest:

o any account in your individual name;

o any joint or  tenant-in-common  account in which you have an interest or are a participant;

o any account for which you act as trustee, executor, or custodian; and

o any  account  over  which  you have  investment  discretion  or have the power
(whether  or  not  exercised)  to  direct  the  acquisition  or  disposition  of
Securities  (including  BlackRock  Funds) or  Future  Contracts  (other  than an
Advisory  Client's  account  that you manage or over  which you have  investment discretion),  including the accounts of any individual or entity that is managed or  controlled  directly or indirectly by or through you, such as the account of an  investment  club to which you belong.  There is a  presumption  that you can control  accounts  held by members of your  Immediate  Family  sharing  the same household. This presumption may be rebutted only by convincing evidence
____________________

5. Timely Reporting of Investment Transactions

You must cause each  Approved  Broker  that  maintains  a Personal  Account or a
Related Account that holds a Security or a Futures  Contract in which you have a
Beneficial Ownership interest to provide to the Chief Compliance Officer (or his designee),  on  a  timely  basis,  duplicate  copies  of  confirmations  of  all
Investment  Transactions  in that account and of periodic  statements  but in no event  later  than 30 days  following  the end of a  calendar  quarter  for that account ("Duplicate Broker Reports"). Forms for that purpose are attached hereto as Appendix III-A and Appendix III-B.

In addition,  you must report,  on a timely basis, but in no event later than 30 days any Investment  Transaction in a Security or Futures  Contract in which you have or acquired a Beneficial  Ownership  interest that was made without the use of an Approved Broker.

6.  Related Accounts

The reporting  obligations described above also apply to any Related Account (as defined in Appendix I) and to any Investment Transaction in a Related Account.

It is important that you recognize that the  definitions of "Personal  Account,"
"Related Account" and "Beneficial Ownership" in Appendix I probably will require you to provide, or to arrange for the broker-dealer,  bank or futures commission merchant to furnish,  copies of reports for any of these accounts used by or for a member  of your  Immediate  Family or a trust in which you or a member of your
Immediate Family has an interest, as well as for any other accounts in which you may have the  opportunity,  directly  or  indirectly,  to profit or share in the profit  derived from any Investment  Transaction in that account,  including the account of any investment club to which you belong.

7.    Annual Holdings Report

You must report to the Chief Compliance Officer,  or his designee,  on an annual basis,  holdings of all  Securities  and Futures  Contracts  in which you have a
Beneficial  Ownership  interest.  This requirement can generally be satisfied by causing each broker-dealer, bank or futures commission merchant that maintains a
Personal  Account  and/or a Related  Account or any other  account  that holds a
Security or Futures Contract in which you have a Beneficial  Ownership  interest to provide to the Chief Compliance Officer (or his designee), on a timely basis,
Duplicate  Broker  Reports in  accordance  with the  requirements  under Section
III.B.4  above.  If you have a  Beneficial  Ownership  interest in a Security or
Futures Contract that is not held in an account with an Approved Broker

..

____________________
The term "RELATED  ACCOUNT"  means any account,  other than a Personal  Account, that holds a Security or Futures Contract in which you have a direct or indirect
Beneficial  Ownership  interest  (other  than an account  over which you have no investment  discretion and cannot  otherwise  exercise  control) and any account
(other than an Advisory  Client's  account) of any  individual or entity to whom you give  advice  or make  recommendations  with  regard to the  acquisition  or disposition  of  Securities  (including  BlackRock  Funds) or Futures  Contracts
(whether or not such advice is acted upon).
___________________

from whom the Chief  Compliance  Officer (or his  designee)  receives a periodic statement of your Personal  Account and/or Related  Accounts,  you must disclose this  information on the Annual Holdings Report filed via PTA in accordance with the  requirements  under Section VI.A.2 of this Policy.  The  information in the
Annual  Holdings Report must be current as of a date no more than 45 days before the report is submitted.

You must supply,  where indicated on the Annual Holdings  Report,  the following information  for  each  Security  or  Futures  Contract  for  which  you had any
Beneficial Ownership interest:

     a. A description of the Security or Futures Contract, including its name or title;

     b. The quantity (e.g.,  in terms of numbers of shares,  units or contracts, and the  principal  amount of debt  securities)  of the Security or Futures
     Contract;

     c. The custodian of the Security or Futures Contract; and

     d.  The  exchange-ticker  symbol  or  cusip,  and for debt  securities  the interest rate and maturity date.

The reporting requirements of this Section 7 do not apply to any Security issued by the Advisor or BlackRock,  Inc. or to shares of PNC Financial  Services Group
Inc. that are held in BlackRock's 401(k) Plan, including securities issued by an investment  company  sponsored by the Advisor  that is exempt from  registration under  the  Investment  Company  Act of  1940,  as  amended,  or  securities  of commingled investment vehicles sponsored by the Advisor.

8. Exemptions From Investment Transaction Reporting

You need not report  Investment  Transactions in any account,  including a Fully
Discretionary  Account,(6) over which neither you nor an Immediate Family Member has or had any direct or indirect influence or control. For example,  Investment
Transactions in the account of your spouse in an employee benefit plan would not have to be reported if neither you nor your spouse has any  influence or control over those Investment Transactions.

___________________________
(6) The term "FULLY  DISCRETIONARY  ACCOUNT" means a Personal Account or Related
Account  managed  or  held  by a  broker-dealer,  futures  commission  merchant, investment  advisor or trustee as to which  neither you nor an Immediate  Family
Member: (a) exercises any investment discretion; (b) suggests or receives notice of transactions  prior to their  execution;  and (c) otherwise has any direct or indirect influence or control. In addition,  to qualify as a Fully Discretionary
Account,   the  individual   broker,   registered   representative  or  merchant
responsible  for that account must not be  responsible  for nor receive  advance notice of any purchase or sale of a Security or Futures Contract on behalf of an
Advisory Client.  To qualify an account as a Fully  Discretionary  Account,  the
Chief  Compliance  Officer,  or his designee  must receive and approve a written notice,  in the form attached  hereto as Appendix IV, that the account meets the foregoing qualifications as a Fully Discretionary Account. You are not permitted to invest in securities issued,  sponsored or managed by BlackRock,  Inc. or its investment advisory companies, its parent, subsidiaries or affiliates, including
The PNC Financial  Services  Group,  Inc.,  any investment  advisory  company or
broker-dealer   affiliated  with  BlackRock,   Inc.,  Anthracite  Capital,  Inc.
("Anthracite") or any
____________________________

You also need not report Investment  Transactions in  Non-Reportable  Securities
nor need you furnish,  or require a broker-dealer or futures commission merchant to furnish, copies of confirmations of Investment Transactions in Non-Reportable
Securities.(7) This includes, but is not limited to, Investment  Transactions in
U.S.  Government  securities,  money market  interests,  or shares in registered open-end investment companies (i.e., mutual funds) not advised or sub-advised by
BlackRock or its  affiliates  and shares of unit  investment  trusts that invest exclusively  in  open-end  funds,  none of which are advised or  sub-advised  by
BlackRock or an affiliate of BlackRock.

 9. Consultants

Consultants may be required to comply with the Policy depending on the nature of the work they perform for BlackRock and the sensitivity of the information  used by the consultants to perform their duties.  The Chief Compliance Officer or his designee will determine whether a particular  consultant is to be included under the Policy.

C. Prohibited or Restricted Investment Transactions

1. Initial Public Offerings

As an  Advisory  Employee,  you  may not  acquire  Beneficial  Ownership  of any
Security in an initial public  offering,  except that,  with the approval of the
Compliance  Committee  and the  General  Counsel of  BlackRock,  you may acquire
Beneficial  Ownership of a Security in an initial  public  offering  directed or sponsored by BlackRock.  For purposes of this Policy, an initial public offering shall not include the  purchase of a Security in an initial  public  offering by
(i) a savings bank to its  depositors,  (ii) a mutual  insurance  company to its policyholders, or (iii) a building society to its depositors.

____________________
closed-end or open-end BlackRock Funds, in a Fully Discretionary Account.)

(7) The term  "NON-REPORTABLE  SECURITY"  means  any  Security  (as  defined  in
Appendix  I) not  included  within  the  definition  of  Security  in  SEC  Rule
17j-1(a)(4) under the Investment Company Act of 1940, as amended,  or within the definition of Reportable  Security in Rule  204A-1(e)(10)  under the  Investment
Advisers Act of 1940, as amended, including:

1. A direct obligation of the Government of the United States;

2. Shares of money market funds;

3. Shares of  registered  open-end  investment  companies,  other than those for which  BlackRock  or an  affiliate  of  BlackRock  acts as  investment  adviser, subadviser or principal underwriter;

4. High quality  short-term  debt  instruments,  including,  but not limited to, bankers'  acceptances,  bank  certificates  of  deposit,  commercial  paper  and repurchase agreements;

5. Shares of authorized  unit trusts,  open-end  investment  companies  (OEICs), other  than those for which  BlackRock  or an  affiliate  of  BlackRock  acts as investment  adviser or subadviser,  and direct  obligations of the Government of the United Kingdom; and

6. Shares of unit investment trusts that are invested exclusively in one or more registered open-end
____________________

2. Limited Offerings

If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any
Security in a Limited Offering,  or subsequently sell that interest,  unless you have received the prior written approval of the Chief Compliance Officer (or his designee) by completing the Private Placement Questionnaire.  Limited Offerings,
which are also referred to as "private placements" are offerings that are exempt from  registration  under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

Approval will not be given unless a  determination  is made that the  investment opportunity  should not be reserved for one or more Advisory  Clients,  and that the opportunity to invest has not been offered to you by virtue of your position with an Advisor.

IF YOU HAVE ACQUIRED  BENEFICIAL  OWNERSHIP OF SECURITIES IN A LIMITED OFFERING,
YOU MUST DISCLOSE THAT INVESTMENT TO THE CHIEF COMPLIANCE  OFFICER WHEN YOU PLAY
A PART IN ANY  CONSIDERATION  OF ANY  INVESTMENT  BY AN  ADVISORY  CLIENT IN THE
ISSUER OF THE  SECURITIES,  AND ANY DECISION TO MAKE SUCH AN INVESTMENT  MUST BE
INDEPENDENTLY  REVIEWED  BY A PORTFOLIO  MANAGER WHO DOES NOT HAVE A  BENEFICIAL
OWNERSHIP INTEREST IN ANY SECURITIES OF THE ISSUER.

D. Investment Transactions Requiring Prior Notification and Clearance

You  must  submit a  pre-clearance  form via PTA and  receive  clearance  of ANY
Investment  Transaction (including gifts of Securities) in Securities or Futures
Contracts in a Personal  Account or Related  Account,  or in which you otherwise have or will acquire a Beneficial  Ownership  interest,  UNLESS that  Investment
Transaction,  Security,  or Futures  Contract  falls  into one of the  following categories  that  are  identified  as  "excluded  from  prior  notification  and clearance" in Section  III.D.2.  The purpose of prior  notification is to permit the Chief  Compliance  Officer (or his  designee)  to take  reasonable  steps to investigate  whether that  Investment  Transaction  is in  accordance  with this
Policy.  Satisfaction of the prior  notification  requirement does not, however, constitute approval or authorization of any Investment Transaction for which you have given  prior  notification.  As a result,  the primary  responsibility  for compliance with this Policy rests with you.

1. Prior Notification and Clearance Procedure

Prior  notification  must be given by completing and submitting a  pre-clearance form via  PTA.  No  Investment  Transaction  requiring  prior  notification  and clearance may be executed prior to the "Approval"  status being displayed on the transaction screen on PTA, or receipt of the Approval email from PTA.

____________________
investment companies,  none of which are advised by BlackRock or an affiliate of
BlackRock.
____________________

The time and date of that notice will be reflected on the Approval email sent by
PTA  to  the  Advisory  Employee.  Unless  otherwise  specified,  an  Investment
Transaction  requiring  prior  notification  and  clearance  must be placed  and executed  by the end of  trading  in New York City or,  in the case of  Advisory
Employees  employed by BlackRock  International,  Ltd., by the end of trading in the United  Kingdom on the day of notice from the Chief  Compliance  Officer (or his  designee)  that the prior  notification  process has been  completed.  If a proposed  Investment  Transaction is not executed (with the exception of a limit order) within the time specified, you must repeat the prior notification process before executing the transaction.  A notice from PTA that the prior notification process has been  completed  is no longer  effective if you  discover,  prior to executing  your  Investment  Transaction,  that the  information  on your  prior pre-clearance form is no longer accurate, or if the Chief Compliance Officer (or his designee) revokes his or her notice for any other reason.

The Chief Compliance  Officer (or his designee) may undertake such investigation
as  he  or  she  considers   necessary  to  investigate  whether  an  Investment
Transaction for which prior notification has been sought complies with the terms of this Policy and is consistent  with the general  principles  described at the beginning of this Policy.

As part of that  investigation,  the Chief Compliance  Officer (or his designee)
will  determine via PTA whether there is a pending buy or sell order in the same equity Security  (except for orders of securities  included in the S&P 100 Index or in the FTSE 100  Index),  or a Related  Security,  on  behalf of an  Advisory
Client.(8) If such an order  exists,  the  pre-clearance  request will receive a
"Denied" message on the transaction screen on PTA.

2.   Transactions,   Securities  and  Futures  Contracts   Excluded  From  Prior
Notification and Clearance

Prior  notification  and  clearance  will  not be  required  for  the  following
Investment Transactions,  Securities and Futures Contracts. They are exempt only
from  the  Policy's  prior  notification  requirement,   and,  unless  otherwise
indicated,  remain  subject to the Policy's  other  requirements,  including its reporting requirements.

(a) Transactions Excluded From Prior Notification and Clearance

Prior  notification  and  clearance  is not  required  for any of the  following
Investment Transactions:

1. Any  Investment  Transaction in a Fully  Discretionary  Account that has been approved as such by the Chief Compliance  Officer or his designee.  (You are not permitted to invest in  securities  issued,  sponsored or managed by  BlackRock,
Inc. or its investment advisory

_______________________
See Appendix I for a more complete definition of "Non-Reportable Security."

(8) The term  "RELATED  SECURITY"  means,  as to any  Security,  any  instrument related in value to that Security,  including, but not limited to, any option or warrant to purchase or sell that Security,  and any Security convertible into or exchangeable for that Security.
_______________________

companies, its parent,  subsidiaries or affiliates,  including The PNC Financial
Services  Group,   Inc.,  any  investment   advisory  company  or  broker-dealer
affiliated with BlackRock,  Inc., Anthracite Capital, Inc. ("Anthracite") or any
closed-end or open-end BlackRock Funds, in a Fully Discretionary Account.

2. Purchases of Securities under dividend reinvestment plans.

3.  Purchases of  Securities by an exercise of rights issued to the holders of a class of Securities pro rata, to the extent those rights are issued with respect to Securities of which you have Beneficial Ownership.

4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split,  reverse  stock  split,  merger,  consolidation,  spin-off or other similar corporate distribution or reorganization  applicable to all holders of a class of Securities of which you have Beneficial Ownership.

5.  Purchases of common  stock of  BlackRock,  Inc.  under the  BlackRock,  Inc.
Employee  Stock  Purchase  Plan,  or  matching  shares  of  BlackRock,  Inc.  in
BlackRock's 401(k) Plan or similar  transactions of employer stock purchased and sold through employer benefit plans in which the spouse of a BlackRock  employee may participate.

6. Investment Transactions in 529 Plans or Direct Stock Purchase Plans that have been approved by the Chief Compliance Officer or his designee.

7. Automatic  investments by direct debit into a personal  equity plan (PEP), or similar  type of  plan  in  Non-Reportable  Securities  if the  pre-notification process was completed for the first such investment.

8. Investment Transactions made by a person who serves on the Board of Directors of an Advisor and is not involved  with the Advisory  operations of such Advisor nor engages in the type of activities  described  under (1), (2) or (3), and who does not have access to  non-public  Advisory  Client  information  as described under (5), under the term Advisory Employee as defined in Appendix I.

9.  Investment  Transactions  in the  following  four (4) Exchange  Traded Funds
("ETFs"): the Nasdaq-100 Index Tracking Stock (QQQQ), SPDR Trust (SPY), DIAMONDS
Trust,  Series 1 (DIA),  and the IShares S&P 500 Index Fund (IVV). Any questions about  whether an ETF not listed in this Section  III.D.2.(a)  is excluded  from prior-notification  and  clearance  should be directed  to the Chief  Compliance
Officer or his designee.

10.  Other  purchases  or  sales  which  are  non-volitional  on the part of the employee (e.g., an in-the-money  option that is  automatically  exercised by the broker;  a  security  that is called  away as the  result of an  exercise  of an option; or a security that is sold by a broker without employee  consultation to meet a margin call not met by the employee).

(b) Securities Excluded from Prior Notification and Clearance

Prior  notification and clearance is not required for an Investment  Transaction in securities issued by an open-end  registered  investment  company  (including open-end  BlackRock  Funds)  or in  Non-Reportable  Securities,  as  defined  in
Appendix I, e.g., U.S.  Government  securities and "high quality short-term debt instruments."  Prior  notification  and  clearance  is required  for  Investment
Transactions in BlackRock Closed-End Funds.

(c) Futures Contracts Excluded from Prior Notification and Clearance

Prior  notification and clearance is not required for an Investment  Transaction in the following Futures Contracts:

1. Currency futures;

2. U.S. Treasury futures;

3. Eurodollar futures;

4. Physical  commodity  futures (e.g.,  contracts for future  delivery of grain, livestock, fiber or metals);

5.  Futures  contracts  to  acquire  Fixed  Income  Securities  issued by a U.S.
Government  agency, a foreign  government,  or an international or supranational agency;

6.  Futures  contracts  on the  Standard  and Poor's  500  Index,  the Dow Jones
Industrial Average or NASDAQ 100 Index; and

7. Futures contracts on the Financial Times Stock Exchange 100 (FTSE) Index.

E. Ban on Short-Term Trading Profits

You may not profit from the purchase and sale, or the sale and purchase,  within
60 calendar  days, of the same  Securities  and/or  Related  Security.  Any such short-term trade must be reversed or unwound,  or if that is not practical,  the profits must be disgorged and distributed in a manner determined by the CCO.

This  short-term  trading  ban does  NOT  apply to  Investment  Transactions  in
Non-Reportable  Securities  (as defined in Appendix I) or in Futures  Contracts.
This  ban  also  does  NOT  apply to a  purchase  or sale in  connection  with a
Transaction  Exempt From Prior Notification and Clearance (as described above in
Section  III.D.2.(a)),  a  transaction  in a Fully  Discretionary  Account  or a transaction  excluded from the "blackout"  periods  pursuant to Section  III.F.2 below.  Finally, the short-term trading ban does NOT apply to a purchase or sale of shares of  open-end  BlackRock  Funds or to any  shares  of  BlackRock,  Inc.
However, trading in BlackRock, Inc. stock remains subject to the restrictions in
BlackRock's  Section 16 Policy and Insider Trading Policy.  Trading in BlackRock
open-end Funds is subject to the Policy  Involving  Certain Trading  Activity in
Shares of BlackRock Funds, and the restrictions and redemption fees set forth in each fund's prospectus.

You are considered to profit from a short-term  trade if Securities of which you have  Beneficial  Ownership  (including  Securities  held  by  Immediate  Family members) are sold for more than their purchase price, even though the Securities purchased  and the  Securities  sold  are  held of  record  or  beneficially  by different persons or entities.

F. Blackout Periods

Your ability to engage in certain  Investment  Transactions may be prohibited or restricted during the "blackout" periods described below:

1. Specific Blackout Periods

a. You may not  purchase  or sell a  Security,  a Related  Security,  or Futures
Contract at a time when you intend or know of another's intention to purchase or sell that same Security, a Related Security,  or Futures Contract,  on behalf of an Advisory Client of ANY Advisor (the "Specific Knowledge Blackout Period").

b. In addition, if you are a PORTFOLIO EMPLOYEE,  you may not purchase or sell a
Security,  a Related Security or a Futures Contract which you are considering or which you have  considered  and  rejected  for  purchase or sale for an Advisory
Client  within the  previous 15 CALENDAR  DAYS (the  "15-Day  Blackout  Period")
unless the Chief Compliance  Officer or his designee,  after  consultation  with your supervisor, has approved your Investment Transaction.(9)

c.  Finally,  if you are a  PORTFOLIO  MANAGER,  you may not  purchase or sell a
Security, a Related Security,  or Futures Contract within 7 CALENDAR DAYS before or  after a  transaction  in that  Security,  a  Related  Security,  or  Futures
Contract,  by an  Advisory  Client  for which you are  responsible  (the  "7-Day
Blackout Period").

For Portfolio Employees or Portfolio Managers,  the Chief Compliance Officer (or
his designee)  will not give such notice until any  applicable  15-Day  Blackout
Period or 7-Day  Blackout  Period  has  expired  or any  required  approvals  or exemptions have been obtained.  An Investment  Transaction  that violates one of these  Blackout  restrictions  must be reversed  or  unwound,  or if that is not practical,  the profits must be disgorged and distributed in a manner determined by the Compliance Committee.

2. Exemptions from Blackout Restrictions

The  foregoing   blackout  period   restrictions  do  not  apply  to  Investment
Transactions in:

a. Non-Reportable Securities, as defined in Appendix I.

b.  Securities  of a company  included  in the  Standard  & Poor's 100 (S&P 100)
Index.  (S&P 100 securities are subject to the Policy's prior  notification  and clearance requirements.);

c. A Futures  Contract  Excluded from Prior  Notification  under this Policy (as described in Section III.D.2.(c));

d. A Fully Discretionary Account;

e.  Securities of a company  included in the Financial  Times Stock Exchange 100
Index (FTSE 100 securities are subject to the Policy's  prior  notification  and clearance requirements); and

f. Exchange Traded Funds Excluded From Prior  Notification under this Policy (as described above in Section III.D).

IV. INSIDE INFORMATION AND SERVICE AS A DIRECTOR

A. Inside Information

As an employee of  BlackRock,  Inc.,  you must comply with the  BlackRock,  Inc.
Insider  Trading  Policy,   Confidentiality  Policy  and  Portfolio  Information
Distribution Guidelines.  Copies of these Policies and Guidelines were furnished to all  employees  at the  time  of  their  adoption  and is  furnished  or made available  to all new  employees at the  commencement  of their  employment.  In addition, as an Advisory Employee,  you must notify the General Counsel or Chief
Compliance Officer (or their designees) of BlackRock if you receive or expect to receive material non-public  information about an entity that issues securities.
The  General  Counsel in  cooperation  with the Chief  Compliance  Officer  will determine the restrictions,  if any, that will apply to your  communications and
activities  while  in  possession  of  that  information.   In  general,   those
restrictions will include:

1. An  undertaking  not to trade,  either on your own  behalf or on behalf of an
Advisory  Client,  in the securities of the entity about which you have material non-public information.

2. An  undertaking  not to disclose  material  non-public  information  to other
Advisory Employees.

3. An undertaking  not to participate in discussions  with or decisions by other
Advisory  Employees  relating  to the  entity  about  which  you  have  material non-public information.

__________________________
(9) SEC Rule 17j-1 places  restrictions on the purchase or sale of any "security held or to be acquired" by a registered  investment  company.  Rule 17j-1(a)(10)
defines a "security held or to be acquired" by a registered  investment  company as including any security  which,  within the most recent 15 days,  "is being or has been  considered by such company or its  investment  adviser for purchase by such company."
_________________________

The General Counsel,  in cooperation with the Chief Compliance Officer, or their designees,  will maintain a "restricted  list" of entities  about which Advisory
Employees may have material non-public information.  This "restricted list" will be  available  to the  Chief  Compliance  Officer  (and his  designees)  when he conducts  investigations or reviews related to the Prior Notification  Procedure and  Clearance  described  previously  in  Section  III.D.1  or  the  Post-Trade
Monitoring and Investigations process described below in Section V.B.3.

B. Service as a Director

You may not  serve on the board of  directors  or other  governing  board of any entity (other than an entity  sponsored by  BlackRock)  unless you have received the prior written approval of the General Counsel of BlackRock.  If permitted to serve on a governing  board,  an Advisory  Employee  will be isolated from those
Advisory  Employees who make  investment  decisions  regarding the securities of that entity,  through an information  barrier or other procedures  determined by the General Counsel of BlackRock.  In general,  the information barrier or other procedures will include:

1. An  undertaking  not to trade or to cause a trade on  behalf  of an  Advisory
Client in the securities of the entity on whose board you serve.

2. An undertaking not to disclose  material  non-public  information  about that entity to other Advisory Employees.

3. An undertaking  not to participate in discussions  with or decisions by other
Advisory Employees relating to the entity on whose board you serve.

Any entity on whose  board an Advisory  Employee  serves will be included on the
"restricted list" referenced in subsection A, above.

V. EXEMPTIONS

The Compliance Committee,  in its discretion,  may grant case-by-case exceptions to any of the foregoing requirements,  restrictions or prohibitions, except that the Compliance Committee may not exempt any Investment Transaction in a Security
(other than a  Non-Reportable  Security) or a Futures Contract from the Policy's reporting  requirements.  Exemptions  from the Policy's prior  notification  and clearance  requirements  and from the Policy's  restrictions  on acquisitions in initial public offerings, short-term trading and trading during blackout periods will  require a  determination  by the  Compliance  Committee  that the exempted transaction  does not involve a realistic  possibility  of violating the general principles  described  at the  beginning of this Policy.  An  application  for a case-by-case  exemption,  in accordance with this  paragraph,  should be made IN
WRITING to the Chief  Compliance  Officer  or his  designee,  who will  promptly forward that written request to the members of the Compliance Committee.

VI. COMPLIANCE

A. Certifications

1. Upon Receipt of This Policy

Upon  commencement  of your  employment  or the  effective  date of this Policy, whichever  occurs later and upon any  material  amendments  of this Policy,  all
Advisory Employees will be required to acknowledge receipt of their copy of this
Policy  by  submitting  a  certification  via  BlackRock  University  or via New
Employee Orientation. By that acknowledgment, you will also agree:

1. To read the Policy, to make a reasonable effort to understand its provisions, and to ask the Chief Compliance Officer (or his designee)  questions about those provisions you find confusing or difficult to understand.

2. To comply with the Policy,  including its general  principles,  its reporting
requirements,   its  prohibitions,  its  prior  notification  requirements,  its short-term trading and blackout restrictions.

3. To advise the members of your  Immediate  Family  about the  existence of the
Policy, its applicability to their personal  Investment  Transactions,  and your responsibility to assure that their personal Investment Transactions comply with the Policy.

4. To cooperate fully with any  investigation  or inquiry by or on behalf of the
Chief  Compliance  Officer (or his  designees)  or the  Compliance  Committee to determine your compliance with the provisions of the Policy.

In addition,  your acknowledgment will recognize that any failure to comply with the Policy and to honor the commitments made by your  acknowledgment  may result in disciplinary action,  including dismissal.  The most current Policy is posted on the BlackRock web.

2. Annual Certification of Compliance

You are required to certify on an annual basis,  via PTA, that you have complied with each provision of your initial  acknowledgment  (see above). In particular, your annual  certification  will require that you certify that you have read and that you understand  the Policy,  that you recognize that you are subject to its provisions,  that you complied  with the  requirements  of the Policy during the period to which it applies, and that you have disclosed,  reported, or caused to be reported  all  Investment  Transactions  required to be disclosed or reported pursuant to the requirements of the Policy and that you have disclosed, reported or caused to be reported all  Personal  Accounts  and Related  Accounts,  or any
other accounts, that hold or are likely to hold a Security,  Futures Contract or
Non-Reportable  Security in which you have a Beneficial  Ownership interest.  In addition,  you will be  required  to  confirm  the  accuracy  of the  record  of information on file with the Advisor with respect to such Personal  Accounts and
Related Accounts or other accounts.  If you have a Beneficial Ownership interest in a Security or Futures  Contract that is not reported to the Chief  Compliance
Officer, or his designee,  on a periodic basis through Duplicate Broker Reports, you must add this  holding  to PTA,  and  certify  it at the time you make  your
Annual  Certification  of Compliance.  The  information  in the Annual  Holdings
Report  must be current  as of a date no more than 45 days  before the report is submitted.

B. Supervisory Procedures

1. The Compliance Committee

The  Policy  will be  implemented,  monitored  and  reviewed  by the  Compliance
Committee.  The Compliance  Committee,  by a simple majority of its members, may appoint  new  members of the  Committee,  may  replace  existing  members of the
Committee,   and   may   fill   vacancies   on  the   Committee.   Among   other
responsibilities,   the  Compliance   Committee   will  consider   requests  for
case-by-case  exemptions  (described  above)  and  will  conduct  investigations
(described  below) of any actual or  suspected  violations  of the  Policy.  The
Compliance  Committee will determine what remedial  actions,  if any,  should be taken by an Advisor in  response to a violation  of the Policy.  The  Compliance
Committee  will  implement  any  procedures   reasonably  necessary  to  prevent
violations of the Policy.  The designee of the  Compliance  Committee  will also provide reports (described below) regarding significant violations of the Policy and the  procedures  to  implement  the Policy.  The  Compliance  Committee  may recommend  changes to those procedures or to the Policy to the management of the
Advisors.  Finally, the Compliance Committee will designate one person to act as
Chief Compliance Officer for all Advisors.

2. The Chief Compliance Officer

The Chief  Compliance  Officer  designated by the  Compliance  Committee will be responsible  for the day-to-day  administration  of the Policy for all Advisors, subject to the  direction  and  control of the  Compliance  Committee.  Based on information  supplied by the  management of each Advisor,  the Chief  Compliance
Officer (or his  designees)  will forward a copy of the Policy to each  Advisory
Employee  and will  notify  each person  designated  as a Portfolio  Employee or
Portfolio  Manager.  The Chief  Compliance  Officer will also be responsible for administration of the reporting and prior  notification  functions  described in the Policy,  and will  maintain  the reports  required  by those  functions.  In addition, the Chief Compliance Officer (or his designees) will attempt to answer any  questions  from  an  Advisory  Employee  regarding  the  interpretation  or administration of the Policy. When necessary or desirable,  the Chief Compliance
Officer will consult with the Compliance  Committee  about such  questions.  The
Chief Compliance Officer may designate one or more Assistant Compliance Officers to whom the Chief Compliance Officer may delegate any of the duties described in this  paragraph or in the succeeding  paragraphs,  and who shall be empowered to act on the Chief Compliance  Officer's behalf when the Chief Compliance  Officer is absent or Compliance  personnel will submit  pre-clearance  requests via PTA, but will not be allowed to pre-approve their own transactions.

3. Post-Trade Monitoring and Investigations

The Chief  Compliance  Officer  (or his  designees)  will  review  PTA and other information  supplied for each  Advisory  Employee so that the Chief  Compliance
Officer  can  detect  and  prevent  potential  violations  of the  Policy.  This information  may also be  disclosed to the  Advisor's  auditors,  attorneys  and regulators.  If,  based on his or her  review  of  information  supplied  for an
Advisory Employee,  or based on other information,  the Chief Compliance Officer suspects that the Policy may have been violated,  the Chief  Compliance  Officer
(or his designees) will perform such  investigations  and make such inquiries as he or she  considers  necessary.  You should expect that, as a matter of course, the  Chief  Compliance  Officer  will  make  inquiries  regarding  any  personal
Investment Transaction in a Security or Futures Contract that occurs on the same day as a transaction  in the same  Security or Futures  Contract on behalf of an
Advisory  Client.  If  the  Chief  Compliance   Officer  reaches  a  preliminary
conclusion  that an Advisory  Employee may have violated this Policy,  the Chief
Compliance Officer will report that preliminary conclusion in a timely manner to the Compliance  Committee and will furnish to the Committee all information that relates to the Chief  Compliance  Officer's  preliminary  conclusion.  The Chief
Compliance   Officer  may  also  report  his  preliminary   conclusion  and  the
information  relating to that preliminary  conclusion to the Advisor's auditors, attorneys and regulators.

Promptly after  receiving the Chief  Compliance  Officer's  report of a possible violation of the Policy, the Compliance  Committee,  with the aid and assistance of the Chief Compliance  Officer,  will conduct an appropriate  investigation to determine  whether the Policy has been violated and will determine what remedial action should be taken by the Advisor in response to any such violation(s).  For purposes of these  determinations,  a majority of the Compliance  Committee will constitute  a quorum and action  taken by a simple  majority of that quorum will constitute action by the Committee.

4. Remedial Actions

The remedial  actions that may be recommended  by the  Compliance  Committee may include, but are not limited to, disgorgement of profits,  imposition of a fine, censure,  demotion,  suspension or dismissal. As part of any sanction, e.g., for violation of the Policy's  restrictions on short-term  trading or trading during blackout periods,  you may be required to reverse or unwind a transaction and to forfeit any profit or to absorb any loss from the transaction.  If an Investment
Transaction may not be reversed or unwound,  you may be required to disgorge any profits associated with the transaction,  which profits will be distributed in a manner prescribed by the Compliance Committee in the exercise of its discretion.
Profits derived from Investment Transactions in violation of this Policy may not be offset by any  losses  from  Investment  Transactions  in  violation  of this
Policy.  Finally,  evidence  suggesting  violations  of  criminal  laws  will be reported to the appropriate authorities, as required by applicable law.

In  determining  what, if any,  remedial  action is appropriate in response to a violation of the Policy,  the Compliance  Committee  will consider,  among other factors,  the  gravity of your  violation,  the  frequency  of your  violations, whether any  violation  caused  harm or the  potential  of harm to any  Advisory
Client,  whether you knew or should have known that your Investment  Transaction violated the Policy,  whether you engaged in an  Investment  Transaction  with a view to making a profit on the anticipated  market action of a transaction by an
Advisory Client,  your efforts to cooperate with the Chief Compliance  Officer's investigation,  and your efforts to correct any conduct that led to a violation.
In rare  instances,  the  Compliance  Committee  may find  that,  for  equitable reasons, no remedial action should be taken.

5. Reports of Material Violations

In a timely manner,  and not less frequently than annually,  the designee of the
Compliance Committee will report to the Management  Committee of BlackRock,  and to the  directors  or trustees of each  investment  company  that is an Advisory
Client,  any known material  violation of the Policy by an advisory  employee to that  investment  company and  sanctions  imposed in  response  to the  material violation.  Evidence suggesting  violations of criminal laws will be reported to the appropriate authorities, as required by applicable law.

6. Reports of Material Changes to the Policy

Within a reasonable  period of time of making any material change to the Policy, but in no event  longer  than six months  after  making a material  change,  the designee of the Compliance  Committee will report to the Management Committee of
BlackRock,  and to the  directors/trustees of each investment company that is an
Advisory Client, the nature of such changes.

7. Annual Reports

The designee of the  Compliance  Committee  will furnish an annual report to the
Management  Committee  of  BlackRock,  and to the  directors or trustees of each investment company that is an Advisory Client, that, at a minimum, will:

1. Summarize existing procedures and restrictions  concerning personal investing by Advisory  Employees and any changes in those procedures and restrictions that were made during the previous year;

2. Certify that the Advisor has adopted and  implemented  such procedures as are reasonably necessary to prevent Advisory Employees from violating this Policy;

3.  Describe  any  issues  arising  under  the  Policy  since  the last  report, including,  but not limited to, information about any material violations of the
Policy or procedures and the sanctions  imposed in response to those violations;
and

4.  Describe  any  changes  in  existing  procedures  or  restrictions  that the
Compliance  Committee  recommends  based upon its  experience  under the Policy, evolving industry practices, or developments in applicable laws or regulations.

8. Records

The Chief  Compliance  Officer or his designees  shall  maintain  records in the manner and to the extent set forth below,  these  records shall be available for examination by representatives of the Securities and Exchange Commission.

1. As long as this Policy is in effect,  a copy of it shall be  preserved  in an easily accessible place;

2. The following  records must be maintained in an easily  accessible  place for five years after the end of the fiscal year in which the event took place;

a. A copy of any other Advisory Employee Investment Transaction Policy which has been in effect;

b. The names of any  Compliance  Officers  that were  responsible  for reviewing
Duplicate Broker Reports and other transaction and holding information;

c. The names of any Compliance  Officers that were  responsible  for maintaining the records set forth in this Section.

d. A record of any decision, and the reasons supporting the decision, to approve the  acquisition  by an  Advisory  Employee  of a  Beneficial  Ownership  in any
Security in an initial public offering or limited offering;

e. A record of any violation of this Policy, and of any action taken as a result of such violation;

f. A list of all Advisory Employees who have been, subject to this Policy;

g. A record of each holdings report made by an Advisory Employee; and

h. A record of all written  Acknowledgements by Advisory Employees of receipt of the Policy.

3. The following  records must be maintained for five years after the end of the fiscal year in which the event took place, the first two years in an appropriate and easily accessible office of the Advisor:

a. A copy of each  Duplicate  Broker  Report and other  transaction  and holding information  submitted  to the  Compliance  Officer  responsible  for  reviewing
Reports; and

b. A copy of each annual written report submitted by the Compliance Committee to the  management  committee of BlackRock and to the directors or trustees of each investment company that is an Advisory Client.

VII. EFFECTIVE DATE

The  provisions  of this Policy were  effective  on October 1, 1998,  as amended
March 1, 2000, February 1, 2005 and ___________.

                                   APPENDIX I

                        Definitions of Capitalized Terms

The following definitions apply to the capitalized terms used in the Policy:

Advisor

The term "Advisor" means any entity under the control of BlackRock,  whether now in  existence  or formed after the date  hereof,  that is  registered  as (i) an investment  advisor under the  Investment  Advisers Act of 1940, as amended,  or
(ii) a  broker-dealer  under the  Securities  Exchange Act of 1934,  as amended, other than any such investment advisor or broker-dealer that has adopted its own employee investment transaction policy.

Advisory Client

The  term  "Advisory  Client"  means  an  investment  company,  whether  or  not registered with any regulatory authority, an institutional  investment client, a personal trust or estate, a guardianship,  an employee benefit trust, or another client  with which the  Advisor by which you are  employed or with which you are associated has an investment  management,  advisory or sub-advisory  contract or relationship.

Advisory Employee

The term  "Advisory  Employee"  means an  officer,  director,  or employee of an
Advisor, or any other person identified as a "control person" on the Form ADV or the  Form BD  filed  by the  Advisor  with  the  U.S.  Securities  and  Exchange
Commission,  (1) who, in connection with his or her regular functions or duties, generates,  participates  in, or obtains  information  regarding  that Advisor's purchase or sale of a Security by or on behalf of an Advisory Client;  (2) whose regular  functions or duties  relate to the making of any  recommendations  with respect to such  purchases or sales;  (3) who obtains  information  or exercises influence  concerning  investment  recommendations made to an Advisory Client of that Advisor;  (4) who has line  oversight or management  responsibilities  over employees  described  in  (1),  (2) or (3)  above;  or (5)  who  has  access  to non-public  information  regarding  any  Advisory  Clients'  purchase or sale of securities,  or non-public  information  regarding the portfolio holdings of any fund for  which an  Advisor  serves  as  investment  adviser  or any fund  whose investment adviser or principal  underwriter  controls,  is controlled by, or is under common control with BlackRock.

Beneficial Ownership

As a  GENERAL  MATTER,  you  are  considered  to have a  "Beneficial  Ownership"
interest in a Security or Futures Contract if you have the opportunity, directly or  indirectly,  to profit or share in any profit  derived from a transaction in that  Security  or  Futures  Contract.  YOU ARE  PRESUMED  TO HAVE A  BENEFICIAL
OWNERSHIP  INTEREST IN ANY SECURITY OR FUTURES  CONTRACT HELD,  INDIVIDUALLY  OR
JOINTLY,  BY YOU AND/OR BY A MEMBER OF YOUR IMMEDIATE FAMILY (AS DEFINED BELOW).
In addition, unless specifically excepted by the Chief Compliance Officer or his designee  based on a showing  that your  interest  or  control  is  sufficiently attenuated  to avoid the  possibility  of a conflict,  you will be considered to have a Beneficial  Ownership interest in a Security or Futures Contract held by:
(1) a JOINT ACCOUNT to which you are a party, (2) a PARTNERSHIP in which you are a  general  partner,  (3)  a  LIMITED  LIABILITY  COMPANY  in  which  you  are a manager-member,  (4) a TRUST in which you or a member of your  Immediate  Family has a pecuniary  interest,  or (5) an INVESTMENT CLUB in which you are a member.
Although you may have a Beneficial  Ownership  interest in a Security or Futures
Contract  held  in  a  Fully  Discretionary  Account  (as  defined  below),  the application  of this  Policy  to such a  Security  or  Futures  Contract  may be modified by the special exemptions provided for Fully Discretionary Accounts.

As a TECHNICAL  MATTER,  the term  "Beneficial  Ownership"  for purposes of this
Policy  will be  interpreted  in the same  manner  as it would be under SEC Rule
16a-1(a)(2)  in  determining  whether a person  has  beneficial  ownership  of a security for purposes of Section 16 of the  Securities  Exchange Act of 1934 and
the rules and regulations thereunder.

BlackRock

The term "BlackRock" means BlackRock, Inc.

Chief Compliance Officer

The  term  "Chief  Compliance  Officer"  means  the  person  designated  by  the
Compliance  Committee as responsible  for the day-to-day  administration  of the
Policy in accordance with Section V(B)(2) of the Policy.

Compliance Committee

The  term  "Compliance  Committee"  means  the  committee  of  persons  who have responsibility  for  implementing,  monitoring  and  reviewing  the  Policy,  in accordance with Section V(B)(1) of the Policy.

Duplicate Broker Reports

The term "Duplicate  Broker Reports" means duplicate  copies of confirmations of transactions in your Personal or Related Accounts and of periodic statements for those accounts.

Fixed Income Securities

For  purposes of this Policy,  the term "Fixed  Income  Securities"  means fixed income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States,  corporate debt  Securities, mortgage-backed  and other  asset-backed  Securities,  fixed  income  Securities issued by state or local  governments  or the  political  subdivisions  thereof, structured notes and loan  participations,  foreign  government debt Securities, and debt Securities of  international  agencies or supranational  agencies.  For purposes  of this  Policy,  the  term  "Fixed  Income  Securities"  will  not be interpreted to include U.S.  Government  Securities or any other Exempt Security
(as defined above).

Fully Discretionary Account

The term  "Fully  Discretionary  Account"  means a  Personal  Account or Related
Account  managed  or  held  by a  broker-dealer,  futures  commission  merchant, investment  advisor or trustee as to which  neither you nor an Immediate  Family
Member (as defined below): (a) exercises any investment discretion; (b) suggests or receives notice of transactions  prior to their execution;  and (c) otherwise has any direct or indirect  influence or control.  In addition,  to qualify as a
Fully Discretionary Account, the individual broker, registered representative or merchant  responsible  for that account must not be responsible  for nor receive advance  notice of any  purchase  or sale of a Security  or Futures  Contract on behalf of an  Advisory  Client.  To qualify an account as a Fully  Discretionary
Account, the Chief Compliance Officer (or his designee) must receive and approve a written  notice,  in the form attached hereto as Appendix IV, that the account meets the foregoing qualifications as a Fully Discretionary Account. You are not permitted to invest in  securities  issued,  sponsored or managed by  BlackRock,
Inc.  or  its  investment  advisory  companies,  its  parent,   subsidiaries  or
affiliates,  including The PNC Financial  Services  Group,  Inc., any investment advisory company or broker-dealer  affiliated with BlackRock,  Inc.,  Anthracite
Capital, Inc. ("Anthracite") or any closed-end or open-end BlackRock Funds, in a
Fully Discretionary Account.

Futures Contract

The term "Futures  Contract"  includes (a) a futures contract and an option on a futures contract traded on a U.S. or foreign board of trade, such as the Chicago
Board of  Trade,  the  Chicago  Mercantile  Exchange,  the New  York  Mercantile
Exchange,   or  the  London   International   Financial   Futures   Exchange  (a
"Publicly-Traded  Futures  Contract"),  as well  as (b) a  forward  contract,  a
"swap",  a "cap", a "collar",  a "floor" and an  over-the-counter  option (other than an option on a foreign  currency,  an option on a basket of currencies,  an option on a Security or an option on an index of  Securities,  which fall within the definition of  "Security")  (a  "Privately-Traded  Futures  Contract").  You
should consult with the Chief  Compliance  Officer (or his designee) if you have any doubt about  whether a particular  Investment  Transaction  you  contemplate involves a Futures Contract. For purposes of this definition,  a Publicly-Traded
Futures  Contract is defined by its expiration  month,  i.e., a  Publicly-Traded
Futures  Contract on a U.S.  Treasury  Bond that expires in June is treated as a separate  Publicly-Traded  Futures Contract,  when compared to a Publicly-Traded
Futures Contract on a U.S. Treasury Bond that expires in July.

Immediate Family

The term  "Immediate  Family" means any of the  following  persons who RESIDE IN
YOUR HOUSEHOLD OR WHO DEPEND ON YOU FOR BASIC LIVING SUPPORT:  your spouse,  any
child,  stepchild,   grandchild,  parent,  stepparent,   grandparent,   sibling,
mother-in-law,  father-in-law,  son-in-law, daughter-in-law,  brother-in-law, or sister-in-law, including any adoptive relationships.

Investment Transaction

For  purposes  of this  Policy,  the term  "Investment  Transaction"  means  any transaction in a Security or Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial  Ownership interest.  The exercise of an option to acquire a Security or Futures Contract is an Investment Transaction
in that Security or Futures Contract.

Limited Offering

The term "Limited  Offering" means an offering that is exempt from  registration under the  Securities  Act of 1933  pursuant to section  4(2) or section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

Non-Reportable Security

The term  "Non-Reportable  Security"  means any Security (as defined  below) not included  within the  definition of Security in SEC Rule  17j-1(a)(4)  under the
Investment  Company  Act of 1940,  as  amended,  or  within  the  definition  of
Reportable  Security in Rule 204A-1(e)(10)  under the Investment Advisers Act of
1940, as amended, including:

     1.   A direct obligation of the Government of the United States;

     2.   Shares of money market funds;

     3.   Shares of registered  open-end  investment  companies other than those for which  BlackRock or an affiliate of BlackRock  acts as  investment adviser or subadviser;

     4.   High quality short-term debt instruments,  including,  but not limited to, bankers'  acceptances,  bank  certificates of deposit,  commercial paper and repurchase  agreements.  For these purposes, a "high quality short-term debt instrument"  means any instrument having a maturity at issuance  of less  than  366  days  and  which  is rated in one of the highest two rating categories by a Nationally  Recognized  Statistical
          Rating Organization, or which is unrated but is of comparable quality;

     5.   Shares of  authorized  unit trusts,  open-ended  investment  companies
          (OEIC's),  other than those for which  BlackRock  or an  affiliate  of
          BlackRock  acts  as  investment  adviser  or  subadviser,  and  direct obligations of the Government of the United Kingdom; and

     6.   Shares of unit investment trusts that are invested  exclusively in one or more registered  open-end investment  companies,  none of which are advised by BlackRock or an affiliate of BlackRock.

Personal Account

The term "Personal Account" means the following accounts that hold or are likely to hold a Security or Futures Contract in which you have a Beneficial  Ownership interest:

     o any account in your individual name;

     o any joint or  tenant-in-common  account in which you have an  interest or are a participant;

     o any account for which you act as trustee, executor, or custodian; and

     o any account over which you have  investment  discretion or have the power
     (whether or not  exercised) to direct the  acquisition  or  disposition  of
     Securities  (including  BlackRock Funds) or Future Contracts (other than an
     Advisory Client's account that you manage or over which you have investment discretion),  including  the accounts of any  individual  or entity that is managed or controlled directly or indirectly by or through you, such as the account of an investment  club to which you belong.  There is a presumption that you can  control  accounts  held by members of your  Immediate  Family sharing  the same  household.  This  presumption  may be  rebutted  only by convincing evidence.

Policy

The term "Policy" means this Advisory Employee Investment Transaction Policy.

Portfolio Employee

The term "Portfolio  Employee" means a Portfolio Manager or an Advisory Employee who provides  information  or advice to a Portfolio  Manager with respect to the purchase  or sale  of  securities,  who  helps  execute  a  Portfolio  Manager's decisions, or who directly supervises a Portfolio Manager.

Portfolio Manager

The term  "Portfolio  Manager"  means any  employee  of an  Advisor  who has the authority,  whether sole or shared or only from time to time, to make investment decisions or to direct trades affecting an Advisory Client.

Related Account

The term "Related  Account"  means any account,  other than a Personal  Account, that holds a Security or Futures Contract in which you have a direct or indirect
Beneficial  Ownership  interest  (other  than an account  over which you have no investment  discretion and cannot  otherwise  exercise  control) and any account
(other than an Advisory  Client's  account) of any  individual or entity to whom you give  advice  or make  recommendations  with  regard to the  acquisition  or disposition  of  Securities  (including  BlackRock  Funds) or  Future  Contracts
(whether or not such advice is acted upon).

Related Security

The term "Related Security" means, as to any Security, any instrument related in value to that Security,  including, but not limited to, any option or warrant to
purchase  or  sell  that  Security,   and  any  Security   convertible  into  or
exchangeable  for that  Security.  For example,  the purchase and exercise of an option to acquire a Security  is  subject  to the same  restrictions  that would apply to the purchase of the Security itself.

Security

As a GENERAL MATTER,  the term "Security"  means any stock,  note,  bond,  share issued  by an  investment  company  (both  open-end  and  closed-end  investment companies) in which BlackRock or an affiliate of BlackRock  serves as investment adviser,  sub-adviser or principal underwriter ("BlackRock Funds"), debenture or other evidence of indebtedness (including any loan participation or assignment),
limited   partnership   interest,   or   investment   contract,   OTHER  THAN  A
NON-REPORTABLE  SECURITY (as defined  above).  The term  "Security"  includes an
OPTION  on a  Security,  an index  of  Securities,  a  currency  or a basket  of currencies,  including  such an option  traded on the  Chicago  Board of Options
Exchange or on the New York,  American,  Pacific or Philadelphia Stock Exchanges
as well as such an  option  traded  in the  over-the-counter  market.  The  term
"Security" does NOT include a physical commodity or a Futures Contract. The term
"Security" may include an interest in a limited  liability company (LLC) or in a private investment fund.

As a TECHNICAL MATTER,  the term "Security" has the meaning set forth in Section
2(a)(36)  of the  Investment  Company Act of 1940,  which  defines a Security to mean:

Any note,  stock,  treasury  stock,  bond debenture,  evidence of  indebtedness, certificate  of  interest  or  participation  in any  profit-sharing  agreement,
collateral-trust  certificate,   preorganization  certificate  or  subscription,
transferable share, investment contract,  voting-trust certificate,  certificate of deposit for a security,  fractional  undivided interest in oil, gas, or other mineral rights,  any put, call,  straddle,  option, or privilege on any security
(including  a  certificate  of deposit)  or on any group or index of  securities
(including  any  interest  therein or based on the value  thereof),  or any put, call,  straddle,  option,  or privilege  entered  into on a national  securities exchange  relating  to  foreign  currency,  or,  in  general,  any  interest  or instrument  commonly  known as a "security",  or any  certificate of interest or instrument  commonly  known as a "security",  or any  certificate of interest or participation in, temporary or interim  certificate for, receipt for,  guarantee of,  warrant or right to subscribe to or purchase any of the  foregoing,  EXCEPT
THAT the term "Security" does not include any Security that is a  Non-Reportable
Security  (as  defined  above),  a Futures  Contract  (as defined  above),  or a physical commodity (such as foreign exchange or a precious metal).